UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under Sec.240.14a-12

SEELOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Independent Proxy Advisory Firm ISS Recommends Seelos Stockholders Vote “FOR” All Proxy Proposals at the Special Meeting to be held on January 10, 2024

NEW YORK, January 2, 2024 /PRNewswire/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL) (“Seelos”), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, today announced that Institutional Shareholder Services ("ISS"), a leading independent proxy voting and corporate governance advisory firm, recommends Seelos stockholders vote “FOR” all proposals at the Special Meeting of Stockholders, including management’s proposal to increase the number of authorized shares of common stock.  The Special Meeting is scheduled to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024SM, on Wednesday, January 10, 2024 at 8:00 a.m., Eastern Time.

The Seelos Board of Directors unanimously recommends that you vote (i) “FOR” the convertible note proposal, (ii) “FOR” the authorized share increase proposal and (iii) “FOR” the adjournment proposal, each as described in Seelos’ definitive proxy statement for the Special Meeting, filed with the SEC on December 15, 2023, as supplemented by the Supplement to Proxy Statement, which was filed with the SEC on December 22, 2023.  Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.

About Seelos Therapeutics

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases. The Company's robust portfolio includes several late-stage clinical assets targeting indications including Acute Suicidal Ideation and Behavior (ASIB) in Major Depressive Disorder (MDD), amyotrophic lateral sclerosis (ALS) and spinocerebellar ataxia (SCA), as well as early-stage programs in Huntington's disease, Alzheimer's disease, and Parkinson's disease.

For more information, please visit our website: https://seelostherapeutics.com, the content of which is not incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Seelos has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on December 15, 2023. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY SEELOS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by Seelos with the SEC, at the SEC’s web site at http://www.sec.gov or on the “SEC Filings” section of Seelos’ website at https://seelostherapeutics.com.

Participants in the Solicitation

Seelos, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Seelos. Information about Seelos' executive officers and directors, including information regarding the direct or indirect interests, by security holdings or otherwise, is available in Seelos’ definitive proxy statement for its 2024 Special Meeting, which was filed with the SEC on December 15, 2023, as supplemented by the Supplement to Proxy Statement, which was filed with the SEC on December 22, 2023. To the extent holdings by our directors and executive officers of Seelos securities reported in the proxy statement for the 2024 Special Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC's website at http://www.sec.gov.

Forward-Looking Statements

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on Seelos' current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks associated with Seelos' business and plans described herein include, but are not limited to, the risk of not receiving stockholder approval of any of the proposals to be presented at the Special Meeting, the risk of not successfully executing its preclinical and clinical studies, and not gaining marketing approvals for its product candidates, the risk that prior clinical results may not be replicated in future studies and trials, the risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval, the risks associated with the implementation of a new business strategy, the risks related to raising capital to fund its development plans and ongoing operations and risks related to Seelos' current stock price, as well as other factors expressed in Seelos' periodic filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information:

Anthony Marciano
Chief Communications Officer
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Avenue, 2nd Floor
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
https://seelostherapeutics.com/
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos

Mike Moyer
Managing Director
LifeSci Advisors, LLC
250 West 55th St., Suite 3401
New York, NY 10019
(617) 308-4306
mmoyer@lifesciadvisors.com